As filed with the Securities and Exchange Commission on January 6, 2005
                                                         Registration No. 333-


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               Niku Corporation
            (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                     77-0473454
  (State or Other Jurisdiction of                       (I.R.S. Employer
   Incorporation or Organization)                        Identification No.)


              305 Main Street
             Redwood City, CA                                 94063
 (Address of Principal Executive Offices)                   (Zip Code)


                  Niku Corporation 2000 Equity Incentive Plan
                           (Full Title of the Plan)


                                 Joshua Pickus
                            Chief Executive Officer
                               Niku Corporation
                                305 Main Street
                        Redwood City, California 94063
                    (Name and Address of Agent For Service)


                                (650) 298-4600
         (Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:
                            Gregory C. Smith, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                       525 University Avenue, Suite 1100
                          Palo Alto, California 94301
                                (650) 470-4500

                                       CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                 Proposed Maximum      Proposed Maximum
    Title of Securities       Amount To Be        Offering Price      Aggregate Offering       Amount Of
     To Be Registered        Registered (1)        Per Share (2)             Price          Registration Fee
----------------------------------------------------------------------------------------------------------------

Common Stock, $0.0001 par      748,600 (3)             $19.72              $14,762,392            $ 1,738
value per share
================================================================================================================
Total                                                    N/A               $14,762,392            $ 1,738
================================================================================================================

(1)   This Registration Statement shall cover any additional shares of Common Stock which may become issuable under the Niku 2000 Equity Incentive Plan being registered pursuant to this
      Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)   Estimated solely for the purpose of calculating the registration fee in accordance with Rules
      457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the Nasdaq National Market on December 30, 2004.

(3)   Represents shares automatically reserved on January 1, 2005 under the terms of Registrant's
      2000 Equity Incentive Plan for issuance upon exercise of options granted under such plan in an amount equal to 5% of the Registrant's outstanding shares of common stock as of December 31,
      2004. Shares issuable upon exercise of the options granted under the 2000 Equity Incentive
      Plan were initially registered on a registration statement on Form S-8 filed with the
      Securities and Exchange Commission on February 29, 2000 (Registration No. 333-31318).


         This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933, as amended (the "Securities Act").

                                EXPLANATORY NOTE

         Pursuant to the General Instruction E of Form S-8, the Registrant is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to include an additional 748,600 shares of Common Stock under the Registrant's 2000 Equity Incentive Plan.

                INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

         Pursuant to Instruction E, the Registrant hereby incorporates by reference the contents of Registrant's Registration Statement on Form S-8 (File No. 333-31318), filed on February 29, 2000, the contents of Registrant's Registration Statement on Form S-8 (File No. 333-44988), filed on August 31, 2000, the contents of Registrant's Registration Statement on Form S-8 (File No. 333-50184), filed on November 17, 2000, the contents of Registrant's Registration Statement on Form S-8 (File No. 333-54404), filed on January 26, 2001, the contents of Registrant's Registration Statement on Form S-8 (File No. 333-69196), filed on September 10, 2001, the contents of Registrant's Registration Statement on Form S-8 (File No. 333-90554), filed on June 14, 2002, the contents of Registrant's Registration Statement on Form S-8 (File No. 333-102891), filed on January 31, 2003, and the contents of Registrant's Registration Statement on Form S-8 (File No. 333-111739), filed on January 7, 2004.

           OTHER INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 8.    Exhibits

  Exhibit
   Number                         Exhibit Title

    5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of the securities being registered.

    23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.01).

    23.2      Independent Auditors Consent of KPMG LLP.

    24.1      Power of Attorney (see signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on January 6, 2005.

                                         Niku Corporation


                                         By: /s/ Joshua Pickus
                                            ----------------------------------
                                         Joshua Pickus
                                         President and Chief Executive Officer



                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints Joshua Pickus and Michael Shahbazian, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


      Signature                     Title                            Date
----------------------   ---------------------------------    -----------------


/s/ Joshua Pickus
----------------------   President, Chief Executive
Joshua Pickus            Officer and Director                  January 6, 2005


/s/ Michael Shahbazian   Chief Financial Officer
----------------------   (Principal Financial Officer          January 6, 2005
Michael Shahbazian       and Principal Accounting Officer)


/s/ Ravi Chiruvolu
----------------------   Director                              January 6, 2005
Ravi Chiruvolu


/s/ Matt Miller
----------------------   Director                              January 6, 2005
Matt Miller


/s/ Edward F. Thompson
----------------------   Director                              January 6, 2005
Edward F. Thompson


/s/ Peter A. Thompson
----------------------   Director                              January 6, 2005
Peter A. Thompson


/s/ Sam Spadafora
----------------------   Director                              January 6, 2005
Sam Spadafora

                                 EXHIBIT INDEX

  Exhibit
   Number                            Exhibit Title

    5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of the securities being registered.

    23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.01).

    23.2      Independent Auditors Consent of KPMG LLP.

    24.1      Power of Attorney (see signature page).